Exhibit 99.3

Contact:	Brian Begley
Investor Relations
(215) 546-5005
(215) 553-8455 (fax)

Atlas America, Inc. and Atlas Energy Resources, LLC Agree to Merger

--Merger will Accelerate and Expand Marcellus Shale Development --

The Company will host a conference call at 11:00 AM Eastern Time to discuss the benefits of the merger transaction with its investors and other interested parties

PITTSBURGH, PA April 27, 2009 - Atlas America, Inc. (NASDAQ: ATLS) (“Atlas America”) and Atlas Energy Resources, LLC (NYSE: ATN) (“Atlas Energy”) today jointly announced that they executed a definitive merger agreement, pursuant to which a newly formed subsidiary of Atlas America will merge with and into Atlas Energy, with Atlas Energy surviving as a wholly owned subsidiary of Atlas America. In the merger, each Class B common unit of Atlas Energy not currently held by Atlas America will be converted into 1.16 shares of Atlas America common stock, and Atlas America will be renamed “Atlas Energy, Inc.” The Atlas America board of directors has approved the merger agreement and has resolved to recommend that the Atlas America stockholders vote in favor of the transactions contemplated by the merger agreement. The Atlas Energy board of directors and a special committee of Atlas Energy directors comprised entirely of independent directors have also approved the merger agreement and have resolved to recommend that the Atlas Energy stockholders vote in favor of the merger.

“As one of the leading producers in the Marcellus Shale with control of over 550,000 acres in its fairway, it is imperative that we redirect our Company’s cash flow to fully realize the potential value of these assets for our existing unitholders,” stated Richard D. Weber, President of Atlas Energy. “We believe that, by merging with Atlas America, we will create a new entity that will have the financial resources to accelerate and expand the development of our Marcellus Shale assets where we have already identified 4 to 6 trillion cubic feet of additional reserves.”

Edward E. Cohen, Chairman and Chief Executive Officer of Atlas America, said that “the merger transaction should significantly enhance the value of the combined enterprise for investors in both Atlas America and Atlas Energy. The merger will allow the combined companies to sharply accelerate expansion and development of its Marcellus Shale position by reinvesting a far greater portion of its combined cash flow in America’s greatest natural gas play. And the other benefits are enormous.”

  The merger is expected to simplify the organizational structure of the Atlas companies and create a more attractive investment opportunity with a larger public float. In addition, the merger is expected to enhance value to Atlas Energy by eliminating the effects on the public stockholders of the block represented by Atlas America’s approximate 48% common unit ownership and management incentive interests in Atlas Energy;

  The transaction is also expected to create a stronger balance sheet and capital structure at the combined entity, along with a lower cost of capital. The net debt outstanding at Atlas Energy will be reduced by cash on hand at Atlas America. Furthermore, liquidity should be greatly improved from the larger, newly combined company. The retention and investment of future cash flows will also reduce the need to raise capital from outside sources under unfavorable market conditions similar to those that currently exist.

In addition, pending consummation of the merger, Atlas Energy will suspend distributions to its common unitholders.

The combination of Atlas America and Atlas Energy will result in a single class of equity with one board of directors. The board of directors of the combined entity will consist of the ten independent directors of Atlas America and Atlas Energy serving at the time the merger is consummated, as well as Edward E. Cohen and Jonathan Z. Cohen, Chief Executive Officer and Vice Chairman, respectively, of both Atlas America and Atlas Energy.

The transaction will be subject to approval by holders of a majority of the outstanding Atlas America common stock and a majority of the outstanding Atlas Energy Class B units, consent of a majority of the lenders under the Atlas Energy credit agreement and other customary closing conditions.

JPMorgan Securities, Inc. served as financial advisor, and Wachtell, Lipton, Rosen & Katz acted as legal counsel, to Atlas America. UBS Investment Bank acted as financial advisor, and K&L Gates acted as legal counsel, to the Special Committee to the Board of Directors of Atlas Energy. Jones Day acted as legal counsel to Atlas Energy and its board of directors.

Interested parties are invited to access the live webcast of the conference call hosted by Atlas management to discuss the merger transaction on Monday, April 27, 2009 at 11:00 am Eastern Time by going to the Investor Relations section of Atlas America’s website at www.atlasamerica.com, or to the Investor Relations section of the Atlas Energy website at www.atlasenergyresources.com. To access an audio replay of the call, dial 1-888-286-8010 and enter conference code 16806816. A summary presentation covering an overview of the transaction as well as the benefits of the merger is also available on the Investor Relations section of the Atlas America website.

Atlas America, Inc. owns approximately 48% of the common unit interests and all of the management incentive interests in Atlas Energy Resources, LLC. Atlas America, Inc. also owns 1.1 million common units in Atlas Pipeline Partners, L.P. (NYSE: APL) and a 64% interest in Atlas Pipeline Holdings, L.P. (NYSE: AHD), a limited partnership which owns the general partner interest, all the incentive distribution rights and 5.8 million common units of Atlas Pipeline Partners, L.P. For more information, please visit our website at www.atlasamerica.com, or contact Investor Relations at InvestorRelations@atlasamerica.com.

Atlas Energy Resources, LLC is one of the largest independent natural gas producers in the Appalachian and Michigan Basins. The Company is also the country’s largest sponsor and manager of tax-advantaged energy investment partnerships that finance the exploration and development of the Company’s acreage. For more information, visit Atlas Energy’s website at www.atlasenergyresources.com or contact investor relations at InvestorRelations@atlasamerica.com.

Cautionary Note Regarding Forward-Looking Statements

This document contains forward-looking statements that involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements. Each of Atlas America, Inc. (“Atlas America”) and Atlas Energy Resources, LLC (“Atlas Energy”) cautions readers that any forward-looking information is not a guarantee of future performance. Such forward-looking statements include, but are not limited to, statements about the benefits of the proposed merger between Atlas America and Atlas Energy, including future financial and operating results, the combined company’s plans, objectives, expectations and intentions and other statements that are not historical facts. Risks, assumptions and uncertainties that could cause actual results to materially differ from the forward-looking statements include, but are not limited to, those associated with general economic and business conditions; changes in commodity price; inability to obtain capital needed for operations; the level of indebtedness; changes in government environmental policies; tax consequences of business transactions; and other risks, assumptions and uncertainties detailed from time to time in either company’s reports filed with the U.S. Securities and Exchange Commission (the “SEC”), including each company’s report on Form 10-K for the year ended December 31, 2008. There can be no assurance that the transactions described in this document will be consummated. Forward-looking statements speak only as of the date hereof, and each company assumes no obligation to update such statements.

Additional Information About the Merger

In connection with the proposed merger between Atlas America and Atlas Energy, Atlas America expects to file with the SEC a Registration Statement on Form S-4 that will include a joint proxy statement of Atlas America and Atlas Energy, which will also constitute a prospectus of Atlas America. Each of Atlas America and Atlas Energy will mail the joint proxy statement/prospectus to their respective equityholders.

INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED MERGER IF AND WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION.

Investors may obtain free copies of the joint proxy statement/prospectus when it becomes available, as well as other filings containing information about Atlas America and Atlas Energy, without charge, at the SEC’s website at www.sec.gov. In addition, the documents filed with the SEC by Atlas America may be obtained free of charge by directing such request to: Investor Relations, Atlas America, Inc., Westpointe Corporate

Center One, 1550 Coraopolis Heights, Moon Township, PA 15108, (412) 262-2830. These documents may also be obtained for free from Atlas America’s Investor Relations website at www.atlasamerica.com. The documents filed with the SEC by Atlas Energy Resources may be obtained free of charge by directing such request to: Investor Relations, Atlas Energy Resources, LLC, Westpointe Corporate Center One, 1550 Coraopolis Heights, Moon Township, PA 15108, (412) 262-2830. These documents may also be obtained for free from Atlas Energy Resource’s Investor Relations website at www.atlasenergyresources.com.

Atlas America, Atlas Energy Resources and their respective directors and executive officers and other members of management and employees may be deemed to participate in the solicitation of proxies in respect of the proposed transaction. Information regarding Atlas America’s directors and executive officers is available in Atlas America’s proxy statement for its 2008 annual meeting of shareholders, which was filed with the SEC on May 8, 2008, and information regarding Atlas Energy’s directors and executive officers is available in Atlas Energy’s proxy statement for its 2008 annual meeting of shareholders, which was filed with the SEC on May 8, 2008. Additional information regarding the interests of such potential participants will be included in the joint proxy statement/prospectus and the other relevant documents filed with the SEC if and when they become available.

This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.